Exhibit 99.1

PAKEDGE DEVICE & SOFTWARE, INC

FINANCIAL STATEMENTS

December 31, 2015 and 2014

C O N T E N T S

INDEPENDENT AUDITORS' REPORT

To the Stockholders

Pakedge Device & Software, Inc.

Hayward, California

We have audited the accompanying financial statements of Pakedge Device & Software, Inc. (a California corporation), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statement of operations, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pakedge Device & Software, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Salt Lake City, Utah

March 30, 2016

PAKEDGE DEVICE & SOFTWARE, INC

BALANCE SHEETS

December 31, 2015 and 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,901,165	$2,036,945
Accounts receivable, net	492,339	579,560
Inventories	3,259,662	2,102,590
Prepaid inventory	516,987	950,338
Prepaid expenses and other current assets	97,055	35,138
TOTAL CURRENT ASSETS	6,267,208	5,704,571
PROPERTY AND EQUIPMENT, NET	417,788	183,220
DEPOSITS	48,019	41,007
TOTAL ASSETS	$6,733,015	$5,928,798
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$676,333	$292,199
Accrued expenses	1,495,493	1,184,456
Current portion of warranty accruals	165,007	72,331
Other current liabilities	183,942	223,517
Related party loans	1,041,193	924,007
TOTAL CURRENT LIABILITIES	3,561,968	2,696,510
WARRANTY ACCRUALS, NET CURRENT PORTION	204,797	126,901
TOTAL LIABILITIES	3,766,765	2,823,411
COMMITMENTS AND CONTINGENCIES (NOTE 8)	-	-
STOCKHOLDERS' EQUITY
Common stock, no par value, 1,000,000 shares authorized, 453,367 shares issued and outstanding at December 31, 2015 and 2014	10,976	10,976
Retained earnings	2,955,274	3,094,411
TOTAL STOCKHOLDERS' EQUITY	2,966,250	3,105,387
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,733,015	$5,928,798

The accompanying notes are an integral part of the financial statements

PAKEDGE DEVICE & SOFTWARE, INC

STATEMENTS OF OPERATIONS

Years ended December 31, 2015 and 2014

	2015	2014

Revenue	$18,586,987	$18,549,231
Cost of revenue	7,913,463	7,215,947
GROSS PROFIT	10,673,524	11,333,284
EXPENSES
Sales and marketing	4,378,671	4,153,067
Research and development	3,642,828	3,307,809
General and administrative	2,085,787	1,691,850
TOTAL OPERATING EXPENSES	10,107,286	9,152,726
OPERATING INCOME	566,238	2,180,558
OTHER INCOME (EXPENSE)
Interest income	949	1,637
Other income	19,733	-
Other expense	-	(469)
TOTAL OTHER INCOME (EXPENSE)	20,682	1,168
NET INCOME	$586,920	$2,181,726

The accompanying notes are an integral part of the financial statements

PAKEDGE DEVICE & SOFTWARE, INC

STATEMENTS OF STOCKHOLDERS' EQUITY

Years ended December 31, 2015 and 2014

	Common Stock
	Number of		Retained
	Shares	Amount	Earnings	Total

December 31, 2013	453,367	$10,976	$3,492,479	$3,503,455
Net income	-	-	2,181,726	2,181,726
Distributions	-	-	(2,579,794)	(2,579,794)
December 31, 2014	453,367	10,976	3,094,411	3,105,387
Net income	-	-	586,920	586,920
Distributions	-	-	(726,057)	(726,057)
December 31, 2015	453,367	$10,976	$2,955,274	$2,966,250

The accompanying notes are an integral part of the financial statements

PAKEDGE DEVICE & SOFTWARE, INC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$586,920	$2,181,726
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	158,301	23,907
Changes in assets and liabilities:
Accounts receivable	87,221	(83,051)
Inventories	(1,157,072)	168,807
Prepaid inventory	433,351	(295,469)
Prepaid expenses and other current assets	(61,917)	(40,629)
Deposits	(7,012)	3,029
Accounts payable	384,134	(82,748)
Accrued expenses	311,037	211,161
Warranty accrual	170,572	101,390
Other current liabilities	(39,575)	85,281
Net cash flows provided by operating activities	865,960	2,273,404
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(392,869)	(184,606)
Net cash flows used in investing activities	(392,869)	(184,606)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of related party loans	(245,435)	-
Proceeds from issuance of related party loans	362,621	374,626
Distributions to stockholders	(726,057)	(2,579,794)
Net cash flows used in financing activities	(608,871)	(2,205,168)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(135,780)	(116,370)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,036,945	2,153,315
CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,901,165	$2,036,945
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the financial statements

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Pakedge is an industry leading manufacturer of high performance end-to-end networking platforms for residential and commercial audiovisual applications. Pakedge specializes in integrating high performance engineering innovations, operational simplicity, and systems engineering to develop technology that enables customers to unleash the power of their network.

Pakedge Device & Software, Inc. (Pakedge or the Company) was incorporated in the State of California on July 12, 2004. On July 1, 2011 the Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an S corporation. In January 2016, the Company was acquired by Control4 Corporation (“Control4”). See Note 1, "Subsequent Events ", for further discussion.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash balances in banks and trade accounts receivable.

The Company maintains its cash balances at one financial institution. At times cash balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

The Company believes it is not exposed to any significant credit risk on trade accounts receivable due to the large number of customers comprising the Company's customer base and because the Company routinely assesses the financial strength of its customers before extending credit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates including those related to sales returns, provisions for

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

doubtful accounts, product warranty, inventory obsolescence, depreciation and litigation. Actual results could differ from those estimates.

Warranties

The Company provides its customers a limited product warranty of three years, which requires the company, at its option, to repair or replace defective products and records a reserve at the time revenue is recognized. The Company assesses the adequacy of its recorded warranty liability each period and makes adjustments to the liability as necessary. Warranty costs accrued include amounts accrued for parts and labor.

The following table presents the changes in the product warranty accrual:

	2015	2014
Balance at the beginning of year	$199,232	$97,842
Warranty costs accrued	501,165	403,908
Warranty claims	(330,593)	(302,518)
Balance at the end of year	$369,804	$199,232

Revenue Recognition

The Company’s products include embedded software that is essential to the functionality of the hardware. Accordingly, the hardware and embedded software are accounted for as a single deliverable. The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) shipment of the product has taken place, (iii) collectability is reasonably assured, and (iv) sales price is fixed and determinable. Certain judgments affect the application of its revenue policy. Revenue consists of the sale of high performance end- to-end networking platforms for residential and commercial audio/visual applications. Revenue on the sale of hardware is recognized upon shipment.

We recognize revenue, net of estimated sales returns, sales incentives, discounts, volume incentive rebates and sales tax. We account for shipping and handling fees billed to customers as revenue. Sales taxes collected from customers are remitted to governmental authorities, are not included in revenue, and are reflected as a liability on our balance sheet.

Under certain circumstances, we offer refunds and rights of return with our customers and end-users. Below is a summary of the general provisions of such policies and programs:

- Full refund when the product is returned within 30 days of purchase

- Partial credit when the product is returned within 6 months at the demonstration purchase price value

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

Accordingly, the Company maintains a reserve for such returns based on the Company's historical return experience.

Cost of Revenue

Cost of revenue includes the following: the cost of inventory sold during the period, inventory write-down costs, payroll, purchasing costs, shipping and handling expenses to customers and warehousing costs, which include inbound freight costs from manufacturers, rent and payroll benefit costs and depreciation.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company places its cash deposits and cash investments with financial institutions.

Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts to reserve for potential uncollectible receivables. The allowance is based upon the credit worthiness of the Company's customers and their historical payment experience, the age of the receivables and current market and economic conditions. The Company writes off accounts receivable balances to the allowance for doubtful accounts when it becomes likely that they will not be collected. As of December 31, 2015 and 2014 the allowance for doubtful accounts was $10,000.

The following table presents the changes in the allowance for doubtful accounts:

	2015	2014
Balance at the beginning of year	$10,000	$10,000
Provision	5,748	703
Deductions	(5,748)	(703)
Balance at the end of year	$10,000	$10,000

Inventories

Inventories consist of hardware and related component parts and are stated at the lower of cost or market using the first-in, first-out method. The company periodically assesses the recoverability of its inventory and reduces the carrying value of the inventory when items are determined to be obsolete, defective or in excess of forecasted sales requirements. Inventory write-downs for excess, defective and obsolete inventory are recorded as a cost of revenue.

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

The following table presents the changes in the reserve for excess and obsolete inventory:

	2015	2014
Balance at the beginning of year	$192,130	$223,630
Additions charged to cost of revenue	305,468	312,793
Write-offs	(227,378)	(344,293)
Balance at the end of year	$270,220	$192,130

The Company makes partial deposits on inventory prior to inventory entering production. These deposits range from 20% to 50% and are recorded as prepaid inventory assets on the balance sheet.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures that increase values or extend useful lives are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation begins in the month of acquisition or when constructed or developed assets are ready for their intended use.

Furniture, fixtures and computer equipment	5 - 7 years
Manufacturing and tooling	2 - 4 years

Maintenance and repairs that do not extend the life of or improve the asset are expensed in the year incurred. Leasehold improvements are depreciated over the estimated useful life (usually 3-15 years) or the life of the associated lease, whichever is less.

Impairment of Long-Lived Assets

The carrying value of long-lived assets is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the asset’s carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

Income Taxes

The Company has elected S corporation status for Federal and State income tax purposes and is disregarded for U.S. federal income tax purposes. Federal and some State income taxes on the earnings of an S corporation are payable by the individual stockholders rather

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

than the corporation. Accordingly, no provision or liability for federal or state income taxes has been included in the financial statements.

The Company follows the provisions of FASB ASC 740-10 relating to accounting for uncertainty in income taxes. The Company recognizes uncertain income tax positions taken on income tax returns at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of operating expense. There was no impact to the results of operations and financial positions as a result of these provisions. For the years prior to 2011 the Company is no longer subject to federal, state and local income tax examinations.

Research and Development

Research and development expenses consist primarily of personnel costs, including incentive compensation, depreciation associated with research and development equipment, contract labor and consulting services, facilities, and travel. Research and development costs are expensed as incurred.

Advertising and Promotion

All costs associated with advertising and promoting the Company's goods and services are expensed in the year incurred. Advertising expense totaled $56,693 and $74,301 for the years ended December 31, 2015 and 2014, respectively.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, “Revenue from Contracts with Customers,” which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration included in the transaction price and allocating the transaction price to each separate performance obligation. At its July 9, 2015 meeting, the FASB affirmed its proposal to defer the effective date of this ASU for reporting periods beginning after December 15, 2017, with early adoption permitted for annual reporting periods beginning on or after December 15, 2016. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

In August 2014, the FASB issued ASU 2014-15, ‘‘Presentation of Financial Statements - Going Concern (Subtopic 205-40).’’ The amended guidance requires an entity to prepare financial statements under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting, if liquidation of the entity becomes imminent. The guidance is effective for the annual period ending on December 31, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of this guidance will not have an impact on the Company’s results of operations, financial position, or cash flows.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Subtopic 330) – Simplifying the Measurement of Inventory.” This update requires that inventory within the scope of the guidance be measured at the lower of cost and net realizable value. Inventory measured using last-in, first-out (LIFO) and the retail inventory method (RIM) are not impacted by the new guidance. The guidance is effective in fiscal years beginning after December 15, 2016. Prospective application is required. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

Recently Issued Accounting Standards (continued)

In February 2016, the FASB issued ASU 2016-02, “Leases” which provides guidance for leases. The standard’s core principle is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information. This standard is effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

There were no other new accounting standards that had a material impact on the Company’s financial statements during Fiscal 2015, and there were no other new accounting standards or pronouncements that were issued but not yet effective that the Company expects to have a material impact on its financial position or results of operations upon becoming effective.

Subsequent Events

Management of the Company has evaluated subsequent events through March 30, 2016, which is also the date the financial statements were available to be issued. During this period the Company made distributions to the stockholders of $126,020 and on January 29, 2016, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with Control4 Corporation. In accordance with the terms of the Purchase Agreement, Control4 agreed to acquire all of the outstanding shares of common stock of the Company for a price of $32.0 million. After customary working capital adjustments and net of cash in the Company as of the closing date, the total purchase price is expected to be approximately $32.7 million.

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

No additional subsequent events were noted that required recognition or disclosure.

NOTE 2 - INVENTORIES

	2015	2014
Finished goods	$1,689,306	$1,056,671
Component parts	1,840,576	1,238,049
Reserve for excess and obsolete inventory	(270,220)	(192,130)
Balance at the end of year	$3,259,662	$2,102,590

NOTE 3 - PROPERTY AND EQUIPMENT

	2015	2014
Manufacturing tooling and test equipment	$434,736	$88,788
Furniture, fixtures and computer equipment	275,115	246,409
Leasehold improvements	1,447	1,447
	711,298	336,644
Less accumulated depreciation	(293,510)	(153,424)
Net book value	$417,788	$183,220

NOTE 4 - STOCKHOLDERS' EQUITY

The Company has one class of common stock, no par value and is authorized to issue 1,000,000 shares. Each share of common stock is entitled to one vote. The stockholders, also the three directors of the Company, are the registered and beneficial holders of the following numbers of shares of the Company:

Stockholder 1	335,400
Stockholder 2	94,600
Stockholder 3	23,367
453,367

As of December 31, 2015 and 2014, there were 1,000,000 shares authorized and 453,367 issued and outstanding.

NOTE 5 - RELATED PARTY TRANSACTIONS

At December 31, 2015 and 2014, the Company had loans and cash advances with officers and stockholders of $1,041,193 and $924,007, respectively. These loans and cash advances carry no interest and are payable upon demand.

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

The Company receives software consulting services from an entity controlled by a stockholder. During the years ended December 31, 2015 and 2014, expense for these services were $283,686 and $541,429, respectively.

During the years ending December 31, 2015 and 2014, the Company made distributions to stockholders of $726,057 and $2,579,794, respectively.

NOTE 6 - ACCRUED EXPENSES

	2015	2014
Sales returns	$406,818	$395,730
Compensation accruals	663,924	711,678
Regulatory accrual (Note 8)	300,000	-
Other accrued liabilities	124,751	77,048
	$1,495,493	$1,184,456

NOTE 7 - LINE OF CREDIT

The Company has a $1,200,000 line of credit with a financial institution. The line of credit carries a floating interest rate at the greater of the prime index rate (3.5% at December 31, 2015), which is set by the financial institution, plus 1.0%, or the floor rate of 5.0% and is collateralized by the Company's inventory and equipment. At December 31, 2015 and 2014, there were no outstanding balances on the line of credit.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company entered into a verbal unit commitment with a vendor to purchase 30,000 units by May 2017 and 15,000 units by November 2017. If the Company does not meet the required minimum quantities they will be required to pay tooling costs of approximately

$30,000.

The Company accrued approximately $300,000 as a reserve against potential costs associated with regulatory compliance issues, which were unresolved at the time of the sale of the business.

In the normal course of business, the Company is party to various claims, actions, and complaints. In the opinion of management, other than the items outlined in these financial statements, the resolution of these matters will not have a material adverse effect on the Company's financial position.

PAKEDGE DEVICE & SOFTWARE, INC

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 and 2014

NOTE 9 - OPERATING LEASES

The Company leases office and warehouse space under operating leases that expire between 2018 and 2020. The terms of the leases include escalating payments and a rent holiday. The lease includes options for the Company to extend the leases. The Company recognizes rental expense under these operating leases on a straight-line basis over the lives of the leases and has accrued for rental expense recorded but not paid. Rental expense for the years ended December 31, 2015 and 2014 was $479,484 and $397,300, respectively.

Future minimum rental payments required under the operating leases consist of the following as of December 31, 2015.

2016	$322,361
2017	383,257
2018	268,267
2019	213,062
2020	72,795
$1,259,742

NOTE 10 - DEFINED CONTRIBUTION PLAN

The Company has a Simple IRA plan through Charles Schwab which covers full-time employees. The Company matches the employee contributions 100% up to 3% of the employee’s salary. Total contributions to the plan for the years ended December 31, 2015 and 2014 were $100,814 and $71,135, respectively.